Exhibit 99.2

Mercury Financial LLC

Consolidated Interim Financial Statements

June 30, 2025

Mercury Financial LLC
Consolidated Balance Sheets
(Dollars in thousands)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Cash and restricted cash
Cash and cash equivalents	$57,963	$66,908
Restricted cash	29,624	27,650
Total Cash and restricted cash	87,587	94,558

Loans
Loan receivables	3,251,125	3,362,445
Allowance for credit losses	(354,614)	(388,449)
Loan receivables, net	$2,896,511	$2,973,996

Software, net	13,201	14,320
Goodwill	48,409	48,409
Intangibles, net	29,874	31,120
Right of use assets	2,327	1,326
Other assets	13,155	13,058
Total Assets	$3,091,064	$3,176,787

Liabilities
Accounts payable and accrued liabilities	$55,335	$61,452
Accrued interest payable	9,521	7,599
Borrowings, net	2,808,749	2,887,494
Rewards liability	37,053	38,420
Lease liabilities	2,425	1,447
Other liabilities	8,372	10,030
Total Liabilities	2,921,455	3,006,442

Member's Equity	$169,609	170,345
Total Liabilities and Member's Equity	$3,091,064	$3,176,787

The accompanying notes are an integral part of these consolidated financial statements.

Mercury Financial LLC
Consolidated Statements of Operations
(Dollars in thousands)

For the Six Months ended	June 30, 2025	June 30, 2024
	(unaudited)	(unaudited)

Interest income	$379,014	$393,943
Interest expense	126,455	142,665

Net interest income	252,559	251,278

Provision for credit losses	222,941	259,977

Net interest income after provision for loan losses	29,618	(8,699)

Non-interest income
Late fees	15,356	18,887
Interchange fees, net	8,059	8,774
Other non-interest income	7,706	5,792
Total non-interest income	31,121	33,453

Non-interest expense
Compensation	33,530	29,144
Marketing	2,607	3,768
Legal and professional	17,623	7,272
Amortization of intangibles	1,999	1,986
General and administrative	30,186	35,446
Other expenses	15,162	16,343
Total non-interest expense	101,107	93,959

Net Loss	$(40,368)	$(69,205)

The accompanying notes are an integral part of these consolidated financial statements.

Mercury Financial LLC
Consolidated Statements of Changes in Member's Equity
For the Six Months Ended June 30, 2025 and June 30, 2024
(Dollars in thousands)

(unaudited)
Balance at January 1, 2025	$170,345

Investment by Mercury Financial Intermediate LLC	53,350
Return of capital to Mercury Financial Intermediate LLC	(13,718)
Net loss	(40,368)

Balance at June 30, 2025	$169,609

Balance at January 1, 2024	$171,463

Investment by Mercury Financial Intermediate LLC	81,000
Return of capital to Mercury Financial Intermediate LLC	(11,842)
Net loss	(69,205)

Balance at June 30, 2024	$171,416

The accompanying notes are an integral part of these consolidated financial statements.

Mercury Financial LLC
Consolidated Statements of Cash Flows
(Dollars in thousands)

For the Six Months ended	June 30, 2025	June 30, 2024
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net Loss	$(40,368)	$(69,205)
Adjustments to reconcile net loss to net cash provided by operating activities
Amortization of intangibles	1,999	1,986
Depreciation and amortization	20,041	26,051
Provision for credit losses	222,941	259,977
Changes in operating assets and liabilities
Other assets	(1,100)	2,140
Rewards liability	(1,367)	36
Accounts payable and accrued liabilities	1,676	(7,508)
Accrued interest payable	1,922	642
Other liabilities	(680)	(1,754)
Net cash provided by operating activities	205,063	212,366
Cash Flows from Investing Activities
Purchase of software	(2,547)	(3,738)
Change in loans, net	(197,595)	(354,692)
Purchase of credit card receivables	33,630	-
Net cash used in investing activities	(166,513)	(358,430)
Cash Flows from Financing Activities
Proceeds from secured credit facilities	960,380	1,549,000
Payments on secured credit facilities	(1,042,380)	(1,474,080)
Investment by Mercury Financial Intermediate LLC	53,350	81,000
Return of capital to Mercury Financial Intermediate LLC	(13,718)	(11,842)
Unsecured borrowings	(550)	(606)
Payment of financing costs	(2,603)	(7,826)
Net cash (used in) provided by financing activities	(45,522)	135,646
Change in cash and cash equivalents	(6,972)	(10,418)
Cash and Cash Equivalents and Restricted Cash, at beginning of year	94,558	95,397
Cash and Cash Equivalents and Restricted Cash, at end of year	$87,587	$84,979
Supplemental Cash Flow Information
Interest paid	124,533	142,215
Non-cash Investing and Financing Activities:
Change in amount due to funding partner for loan receivables	(7,793)	(25,596)

The accompanying notes are an integral part of these consolidated financial statements.

Mercury Financial LLC

Notes to Consolidated Interim Financial Statements – Continued

June 30, 2025

Note 1. Organization

Description of Business and Basis of Presentation

Mercury Financial LLC is a Delaware limited liability company established on October 11, 2017, as the main operating company for its ultimate parent company Mercury Financial Holdings LLC. Mercury Financial LLC changed its name from CreditShop LLC on October 1, 2020. Mercury Financial LLC is a wholly owned subsidiary of Mercury Financial Intermediate LLC. At June 30, 2025, its subsidiaries included:

●	Mercury Financial Transferor LLC
●	Mercury Financial Credit Card Master Trust

Mercury Financial LLC and its subsidiaries (collectively, the “Company”) operate in the consumer finance industry, providing credit card loans to customers.

The accompanying consolidated financial statements include the accounts of Mercury Financial LLC and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

Note 2. Summary of Significant Accounting Policies

The Company’s significant accounting policies are disclosed in the audited financial statements for the year ended December 31, 2024. There have been no material changes to those policies during the six months ended June 30, 2025. These interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto.

The interim financial statements are unaudited and in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the Company’s financial position and results of operations for the periods presented.

Note 3. Loans

Portfolio Composition

The Company’s loan portfolio is considered to be held for investment.

	June 30, 2025	December 31, 2024
(Dollars in thousands)	Total	Total
Outstanding balance	$3,205,039	$3,314,177
Accrued Finance charges and fees	40,304	44,274
Amortizable discount, net	(248)	-
Loan Origination Costs, net	6,030	3,994
	$3,251,125	$3,362,445

Mercury Financial LLC
Notes to Consolidated Interim Financial Statements – Continued
June 30, 2025

Credit Quality

The Company closely monitors economic conditions and loan performance trends to manage and evaluate its exposure to credit risk. Trends in delinquency rates are an indicator of credit risk within the loan portfolio. The table below presents the composition and an aging analysis of the outstanding balance of the loan portfolio as of June 30, 2025 and December 31, 2024.

	June 30, 2025
		31-60	61-90	>90	Total
(Dollars in thousands)	Current	Days	Days	Days	Delinquent	Total
Credit card loans	$2,938,567	$62,707	$50,688	$159,107	$272,502	$3,211,069

Total loans	$2,938,567	$62,707	$50,688	$159,107	$272,502	$3,211,069
% of total loans	92%	2%	2%	5%	8%	100%

	December 31, 2024
		31-60	61-90	>90	Total
(Dollars in thousands)	Current	Days	Days	Days	Delinquent	Total
Credit card loans	$3,035,912	$70,215	$54,940	$157,104	$282,259	$3,318,171

Total loans	$3,035,912	$70,215	$54,940	$157,104	$282,259	$3,318,171
% of total loans	91%	2%	2%	5%	9%	100%

Allowance for Credit Losses

The loan portfolio is diversified across over a million accounts in the United States without significant individual exposure. As a result, the Company manages credit on an aggregate basis within each portfolio segment with common risk characteristics. The risks in the portfolio segments correlate to broad economic trends, such as unemployment rates and customer liquidity. The primary indicators the Company assesses in monitoring the credit quality and risk of the portfolio segments are FICO scores, historical delinquency and charge-off trends. With this information, the Company has a third-party run the data through a CECL model to estimate the allowance on its credit card loan portfolio with three different scenarios. The Company then incorporates qualitative factors into the calculation to weigh probabilities of each scenario which results in the allowance amount.

Mercury Financial LLC
Notes to Consolidated Interim Financial Statements – Continued
June 30, 2025

The Company’s allowance for credit losses represents management’s best estimate of losses inherent in the loan portfolio as of the consolidated balance sheet date. The table below summarizes changes in the allowance for credit losses for the six months ended June 30, 2025 and the six months ended June 30, 2024:

	June 30, 2025	December 31, 2024
(Dollars in thousands)	Total	Total

Loan receivables, gross	$3,251,125	$3,362,445

Allowance for loan losses
Balance, January 1, 2025 & 2024	388,449	358,679
respectively
Provision for credit losses	222,941	521,838
Charge-offs	(280,612)	(541,862)
Recoveries	23,836	49,794
Balance as of Jun 2025 & Dec 2024	354,614	388,449
respectively
Loan receivables, net	$2,896,511	$2,973,996

Net charge-offs of principal are recorded against the allowance for credit losses, as shown in the preceding table. Information regarding net charge-offs of interest and fee income on credit card loans for the six months ended June 30, 2025 and the six months ended June 30, 2024 are as follows:

	June 30, 2025	December 31, 2024
(Dollars in thousands)	Credit Card	Credit Card

Interest recognized into income but subsequently charged off, net of recoveries (recorded as a reduction of interest income)
	$47,056	$94,902
Fees recognized into income but subsequently charged-off, net of recoveries (recorded as a reduction of non-interest income)
	$28,084	$60,721

Loans Modified in TDRs

As part of the Company’s loss mitigation efforts to borrowers experiencing financial difficulty, it may provide concessions to minimize its economic loss and improve collectability. Modifications typically involve placing the respective borrower on a fixed payment plan, at a reduced interest rate. The Company offers multiple plans that are considered loans modified:

Plan 1: A 60-month fixed payment plan at an annual interest rate of 0.00%. During the duration of the plan, late and returned payment fees are waived and available credit on the account is revoked.

Plan 2: A 60-month fixed plan at an annual interest rate of 5.90%. During the duration of the plan, late and returned payment fees are waived and available credit on the account is revoked.

Mercury Financial LLC
Notes to Consolidated Interim Financial Statements – Continued
June 30, 2025

Plan 3:  A fixed plan with a duration of 6 or 12 months, based on the length of the customers hardship, at an annual interest rate of 8.90%.  During the duration of the plan late and returned payment fees are waived and available credit on the account is suspended.  Upon successful completion of the plan customers are eligible to have their available credit reinstated.

The following table presents the amortized cost basis of loans that were modified subsequent to origination during the six months ended June 30, 2025 and the six months ended June 30, 2024:

Amortized cost basis of loans modified
(Dollars in thousands)	Six months ended June 30, 2025		Six months ended June 30, 2024

	Pre-modification amortized cost basis	Post-modification amortized cost basis	Pre-modification amortized cost basis	Post-modification amortized cost basis

Interest Rate Reductions	$5,496	$4,096	$4,584	$3,670

The following table presents the Company’s financial effect of loan modifications that occurred during the six months ended June 30, 2025 and the six months ended June 30, 2024.

	Financial Effect of loans modified during the 6 periods

		June 30, 2025 (Six Months)	June 30, 2024 (Six Months)

a	Interest Rate Reductions
	Initial Rate	31.09	30.19
	Revised Rate	6.11	6.38

a	Weighted average used

The following table presents the Company’s loans that were modified and had a payment default during the six months ended June 30, 2025 and the six months ended June 30, 2024.

Defaulted TDRs
(Dollars in thousands)
	Six months ended June 30, 2025		Six months ended June 30, 2024
	Amortized Cost	Charge-off amount	Amortized Cost	Charge-off amount

Interest Rate Reductions	$0	$0	$4	$4

Mercury Financial LLC
Notes to Consolidated Interim Financial Statements – Continued
June 30, 2025

Note 4. Borrowings

The following table summarizes the Company’s outstanding borrowings as of June 30, 2025:

(Dollars in thousands)	Stated Interest Rates			Weighted Average Interest Rate	Credit Card Collateral Amount	Principal
Borrowings
Term notes	6.32%	-	14.80%	7.64%	$2,350,802	$2,200,000
Variable funding notes	6.71%	-	13.94%	8.49%	247,914	619,000
Unsecured Debt			2.14%	2.14%	-	367
Total borrowings, gross					2,598,716	2,819,367
Unamortized debt discount						(30)
Unamortized debt issuance costs						(10,588)
Total borrowings, net						$2,808,749

The following table summarizes the Company’s outstanding borrowings as of December 31, 2024:

(Dollars in thousands)	Stated Interest Rates			Weighted Average Interest Rate	Credit Card Collateral Amount	Principal
Borrowings
Term notes	6.56%	-	17.07%	8.31%	$3,266,483	$2,675,000
Variable funding notes	6.94%	-	14.48%	9.46%	247,914	226,000
Unsecured Debt			2.14%	2.14%	-	917
Total borrowings, gross					3,514,397	2,901,917
Unamortized debt discount						(94)
Unamortized debt issuance costs						(14,329)
Total borrowings, net						$2,887,494

On January 31, 2024, the Company entered into a new 2024 term loan series (MFCCMT 2024-1) for $750m and a second 2024 term loan (MFCCMT 2024-2) on June 21, 2024 for $700 million. Subsequently, on October 7, 2024, the Company closed on a Variable Funding Note (VFN) under the 2024 series for $120 million, and on October 31, 2024, added a third 2024 term loan for $250 million. These transactions reflect the Company’s proactive approach to managing its debt obligations by refinancing and reducing outstanding balances under various MFCCMT series. On February 7, 2025, the Company closed its fifth Term Series master trust transaction, issuing $500 million in Class A and Class B notes priced at a monthly floating rate. The new Term Series has a stated maturity date of May 2026. In connection with this transaction, the MFCCMT 2023-1 series was paid down and redeemed in full at $979.2 million, utilizing proceeds from the new Term Series and $448 million of variable funding note (VFN) advances from the 2021, 2022, and 2024 series.

Term notes include the MFCCMT 2024-1 series (January 2024), MFCCMT 2024-2 (June 2024), and MFCCMT 2024-A (October 2024) and MFCCMT 2025-A (February 2025). Variable Funding Notes include the MFCCMT 2021-VFN1 Series (March 2021), MFCCMT 2021-VFN2 Series (September 2021), MFCCMT 2022-VFN1 Series (October 2022), and MFCCMT 2024-1 Series (October 2024). The borrowings are included in the table above. The MFCCMT notes are secured via $3.0 billion of credit card loan collateral as of June 30, 2025 and $3.1 billion of credit card loan collateral as of June 30, 2024.

Mercury Financial LLC
Notes to Consolidated Interim Financial Statements – Continued
June 30, 2025

The Company pays unused commitment fees on its VFNs for each interest period occurring during the revolving period calculated using the average utilization for each interest period. The Company paid commitment fees of $3.24 million during the six months ended June 30, 2025 and $3.16 million during the six months ended June 30, 2024, which is recorded as an interest expense on the Statements of Operations.

As of June 30, 2025, certain borrowings are due in subsequent fiscal years as follows:

Year Ending	Principal
December 31,	(In thousands)
2025	$98,534
2026	1,172,000
2027	1,367,250
2028	181,583
2029	-
2030 and thereafter	-
Total	$2,819,367

The repayments in the maturity date table above are based on minimum required contractual payments that begin when the controlled amortization period commences for the respective classes of MFCCMT 2024-1, MFCCMT 2024-2, MFCCMT 2024-A, and MFCCMT 2025-A to the extent that such debt is not refinanced. The Company intends to refinance or repay the borrowings prior to fully amortizing. These figures do not include payments on excess collateral collected and assume there is no change to drawn amounts on the 2021 VFN1 and VFN2, 2022 VFN1, and the 2024 VFN1.

Restrictive Covenants

The Company's borrowings contain customary representations and warranties relating to certain of its subsidiaries. The borrowings also contain certain affirmative and negative covenants including negative covenants that limit or restrict, among other things, liens, indebtedness, investments and acquisitions, mergers and fundamental changes, asset sales, restricted payments, changes in the nature of business, transactions with affiliates, and other matters customarily restricted in such agreements. The borrowing also contains certain financial covenants primarily focused on liquidity and tangible equity. The Company was in compliance with its contractual covenants as of June 30, 2025 and December 31, 2024.

Mercury Financial LLC
Notes to Consolidated Interim Financial Statements – Continued
June 30, 2025

Note 5. Software, Net

Software, net, consisted of the following at June 30, 2025 and December 31, 2024:

(Dollars in thousands)	June 30, 2025	December 31, 2024
Software development costs	$23,472	$22,675
Less: Accumulated depreciation and amortization	(10,271)	(8,355)
Total software, net	$13,201	$14,320

Depreciation and amortization expense totaled $3.64 million for the six months ended June 30, 2025 and $5.66 million for the twelve months ended December 31, 2024, which is recorded as an other expense on the Statements of Operations.

Note 6. Intangible Assets, Net

Intangible assets, net consisted of the following at June 30, 2025 and December 31, 2024:

(Dollars in thousands)	June 30, 2025	December 31, 2024
PCCR, gross	$60,345	$59,592
Less: Accumulated amortization	(30,471)	(28,472)
Intangibles, Net	$29,874	$31,120

Amortization expense on PCCR for the six months ended June 30, 2025 was 2.0 million and for the six months ended June 30, 2024 was $2.0 million.

The following table summarizes the estimated future amortization expense on the Company’s intangible assets as of June 30, 2025:

Year Ending
December 31, (In thousands)	PCCR

2025	$1,986
2026	3,973
2027	3,973
2028	3,973
2029	3,973
Thereafter	11,996
Total	$29,874

Mercury Financial LLC
Notes to Consolidated Interim Financial Statements – Continued
June 30, 2025

Note 7. Defined Contribution and Incentive Plans

The Company has a 401(k) retirement plan (the “Plan”) covering all employees meeting certain eligibility requirements. Participants in the Plan may contribute up to the maximum amount, as defined by law, of their compensation. The Company makes certain matching contributions on an annual basis to the Plan. The Company’s contribution to the Plan was $677,000 for the six months ended June 30, 2025 and $724,000 for the six months ended June 30, 2024, presented as part of compensation expense on the Consolidated Statements of Operations.

Note 8. Members’ Equity

As of June 30, 2025, the Company had 1,000 common units issued and outstanding. All units are owned by the Company’s direct parent, Mercury Financial Intermediate LLC.

Note 9. Commitments and Contingencies

Commitments to Lend

As of June 30, 2025 and December 31, 2024, the Company’s had open credit card loan commitments of $4,413,708,001 and $4,038,055,065, respectively. These commitments are not legally binding, and the Company does not anticipate that all of its credit card customers will access their entire available line at any point in time. According, no allowance for credit losses has been accrued for unfunded loan commitments.

Operating Leases

The Company leases certain office space and equipment under non-cancellable operating leases, with expirations through November 2028. The Company is currently entered into two lease agreements, one in Wilmington, DE, and the second in Austin, TX. The lease agreement in Wilmington was renewed on February 1, 2025 with an ending of January 31, 2028. The agreement in Austin commenced on February 1, 2021 and ends on November 30, 2026. Lease expenses for the six months ended June 30, 2025 and June 30, 2024 were the following:

For the Six Months ended	June 30, 2025	June 30, 2024
Amortization of ROU Assets	$595,027	$558,791
Total Lease Cost	$595,027	$558,791

Future minimum rental commitments as of June 30, 2025 for all non-cancellable operating leases with initial or remaining terms of one year or more are:

Year Ending December 31,	Estimated Future Minimum Rental Commitments
2025	$602,274
2026	$1,148,519
2027	$532,193
2028	$44,349
Total	$2,327,336

Mercury Financial LLC
Notes to Consolidated Interim Financial Statements – Continued
June 30, 2025

General Litigation

The Company is subject to legal proceedings and claims in the ordinary course of business. Management of the Company believes that final disposition of such matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, cash flows or liquidity.

In June 2025, the Company paid $5.75 million as the gross settlement amount to settle a lawsuit in the U.S. District Court for the District of Maryland upon which the Company recognized the related loss on settlement.

Note 10. Subsequent Events

The Company evaluated, for recognition and disclosure, all events or transactions that occurred after June 30, 2025, through November 28, 2025, which is the date these consolidated financial statements were available to be issued, and determined that there have not been any events that have occurred that would require adjustments to, or disclosures in, the consolidated financial statements, except the following:

In July 2025, $14 million of draws on MFCCMT 2022-VFN1 and $13.6 million of draws on MFCCMT 2024-VFN1.

On September 11, 2025, Mercury Financial LLC was acquired by Atlanticus Holding Corporation (“Atlanticus”). The transaction represents a change in ownership and control of the Company.

On October 30, 2025, the MFCCMT 2024-A term series was paid off in full ($250 million) using $235 million from draws on the various VFNs and $15 million from operating cash.